U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: April 27, 2001



                                 WHISTLER, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                  ---------------------------------------------
                  STATE OR OTHER JURISDICTION OF INCORPORATION)


                000-30579                            52-2209378
              ------------                       -------------------
              (COMMISSION                         (I.R.S. EMPLOYER
              FILE NUMBER)                       IDENTIFICATION NO.)

  12740 VIGILANTE ROAD, LAKESIDE, CA                   92040
----------------------------------------             ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                 (619) 692-2176
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEMS 1 THROUGH 4, 6 AND 8 NOT APPLICABLE.

ITEM 5. OTHER EVENTS.

Termination of Manufacturing and Marketing Exclusive License Agreement.

     The Company and Daniel Stonesifer ("Stonesifer") entered into a manufacturing and marketing exclusive license agreement dated August 25, 1997 and amended October 1, 2000 (the "License Agreement") pursuant to which Stonesifer agreed to grant to the Company an exclusive right to (i) develop, manufacture, market, sell and sublicense usages to certain products within the United States and throughout the world, and (ii) certain "know-how", trade secrets and other technical information related to the products. On approximately April 25, 2001, the Company received notice from Stonesifer that the License Agreement was terminated pursuant to paragraph 8.2 due to a potential change in control in and issuance of securities by the Company. The notice further provided that the Company relinquished any and all contractual rights to the products and related "know-how", trade secrets and other technical information related thereto.

Potential Acquisition of Intelliscape Interactive Corp.

     The directors of Whistler, Inc., a Delaware corporation (the "Company") announces that on February 22, 2001, the Company entered into a letter agreement (the "Letter Agreement") with Intelliscape Interactive Corp. ("Intelliscape") to acquire 100% of the issued and outstanding shares of common stock of Intelliscape. The acquisition of Intelliscape by the Company will be in exchange for issuance of shares of restricted Common Stock of the Company valued in the aggregate at approximately $250,000.00. The Letter Agreement further provides that additional shares of restricted Common Stock may be issued by the Company to Intelliscape valued in the aggregate at approximately $750,000 in the event Intelliscape introduces additional products and/or develops commercial success to the Company's existing products. The Company and Intelliscape agree that the Letter Agreement is binding upon the Company and Intelliscape, and that the Company and Intelliscape may negotiate prior to execution of a definitive agreement such further terms and conditions that are reasonably necessary to carry out and give effect to the terms and provisions of the Letter Agreement.

     Intelliscape is a provider of high quality services for the digital media industry. Intelliscape provides media services such as 2D and 3D animation, digital special effects for film and television, flash animation, and programming and development of interactive games. Intelliscape's team is led by its President, Richard Mardon, who has a strong background in all aspects of digital development, advanced technologies, internet development, as well as technical writing and management. Intelliscape's animation team is led by Emmy Award winning animator Cliff Garbutt. Most recently, Intelliscape provided programming and animation for Disney Pixar's Buzz Lightyear's PC/Mac game series.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Not applicable.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: April 27, 2001                Whistler, Inc.


                                    By /s/ James Bunyan
                                    --------------------------------------
                                    James Bunyan, President & Director